                                                                      Exhibit 11



         INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Post Effective Amendment No. 7 to the Registration Statement No. 33-64170 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 10, 1999 and February 16, 1999 appearing in the Prospectus, which is part of such Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.



         DELOITTE & TOUCHE LLP
         Boston, Massachusetts
         April 26, 1999